Exhibit 99.1

Contact:	Adriel Lares
Vice President of Finance and
Chief Financial Officer
(510) 413-5999

3PAR Reports Financial Results for Fourth Quarter and Full Year of Fiscal 2008

Fremont, Calif. – May 6, 2008 – 3PAR Inc. (NYSE Arca: PAR), a leading global provider of utility storage, today reported results for the fourth quarter and full year of fiscal year 2008 ended March 31, 2008. Revenue for the fourth fiscal quarter was $35.5 million, an increase of 204% compared to revenue of $11.7 million for the same period a year ago and an increase of 15% compared to $30.8 million in the prior quarter, which ended December 31, 2007.

For the fourth fiscal quarter, GAAP net loss was $1.2 million, or ($0.02) per share compared to GAAP net loss of $11.7 million, or ($0.65) per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the fourth fiscal quarter of 2008 was $60,000, or $0.00 per share, compared to non-GAAP net loss of $11.3 million, or ($0.63) per share for the same period in the prior year.

Revenue for the fiscal year ended March 31, 2008 was $118.0 million, an increase of 78% from $66.2 million reported in the prior year. GAAP net loss for the full fiscal year 2008 was $10.1 million, or $(0.30) per share, compared to a net loss of $15.5 million, or ($0.87) per share in 2007. Non-GAAP net loss for the full fiscal year 2008 was $6.5 million, or ($0.19) per share, compared to a non-GAAP net loss of $13.7 million, or ($0.77) per share in fiscal 2007.

“We are pleased to see 3PAR deliver another strong revenue growth quarter.” said David Scott, Chief Executive Officer. “We continue to further penetrate key accounts as customers better realize the capital and operational savings benefits of utility storage. We are also pleased that we reached break even net income on a non-GAAP EPS basis ahead of our expectations.”

Additional Fourth Quarter Fiscal 2008 Financial Information

3PAR reports operating loss, net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the fourth quarter of fiscal 2008 was $2.4 million, or 7% of revenue. This compares to GAAP operating loss of $2.3 million, or 8% of revenue, in the third quarter of fiscal 2008. Non-GAAP operating loss in the fourth quarter of fiscal 2008 was $1.1 million, or 3% of revenue. This compares to non-GAAP operating loss of $1.1 million, or 4% of revenue, in the third quarter of fiscal 2008. GAAP net loss for the fourth quarter of fiscal 2008 was $1.2 million as compared to $1.9 million in the third quarter of fiscal 2008. Non-GAAP net income in the fourth quarter of fiscal 2008 was $60,000 compared to Non-GAAP net loss of $664,000 in the third quarter of fiscal 2008.

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GAAP basic and diluted EPS for the fourth quarter of fiscal 2008 was ($0.02) on 60.0 million weighted average shares outstanding, compared to ($0.05) for the third quarter of fiscal 2008 on 39.8 million weighted average shares outstanding. Non-GAAP basic and diluted EPS in the fourth quarter of fiscal 2008 was $0.00, compared to ($0.02) in the third quarter of fiscal 2008.

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Non-GAAP operating loss, non-GAAP net income (loss), and non-GAAP EPS are computed net of stock-based compensation. The stock-based compensation expenses recorded in each of the fourth and third quarters of fiscal 2008 was $1.2 million.

Reconciliations of non-GAAP measures to GAAP operating loss, net loss, and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal fourth quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the webcast, an archived version will be available on the Website for twelve months. To hear the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 34500885. International parties can access the replay at +1-617-801-6888 and enter passcode 34500885.

About 3PAR Inc.

3PAR® (NYSE Arca: PAR) is a leading global provider of utility storage, a category of highly virtualized, tightly-clustered, and dynamically-tiered storage arrays built for utility computing. Organizations use utility computing to build cost-effective virtualized IT infrastructures for flexible workload consolidation. 3PAR Utility Storage gives customers an alternative to traditional arrays by delivering resilient infrastructure with increased agility at a lower total cost to meet their rapidly changing business needs. As a pioneer of thin provisioning—a green technology developed to address storage underutilization and inefficiencies—3PAR offers products designed to minimize power consumption and promote environmental responsibility. With 3PAR, customers have reduced the costs of allocated storage capacity, administration, and SAN infrastructure while increasing adaptability and resiliency. 3PAR Utility Storage is built to meet the demands of open systems consolidation, integrated data lifecycle management, and performance-intensive applications. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s revenue growth trends and trends in its penetration of key customer accounts. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of 3PAR’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions, including the potential that competitors may offer substantial pricing discounts or pursue aggressive competitive tactics to attract and maintain customers and market share; the impact of technological developments and competitive products and technologies; 3PAR’s reliance on third-parties to sell its storage solution; whether end users continue to adopt 3PAR’s storage solutions; pricing and availability of suppliers’ products, which could result in variability in 3PAR’s gross margins; general industry trends; and 3PAR’s capital and operating requirements to grow its business and changes in industry standards and interfaces. Any one or more of these factors could cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect 3PAR’s business and its financial results are detailed in its Form S-1, as filed with the Securities and Exchange Commission on November 15, 2007 in connection with its initial public offering, and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. Additional information will also be set forth in its Annual Report on Form 10-K that will be filed with the SEC for the year ended March 31, 2008, which will be filed with the SEC in June 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. 3PAR undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP earnings (loss) per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss, net income (loss) and EPS. 3PAR defines non-GAAP operating loss and net income (loss) as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating loss, net income (loss) and EPS versus operating loss, net loss and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2008	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$97,585	$16,722
Short-term investments	18,058	17,988
Accounts receivable, net	34,596	19,037
Inventory	18,431	13,507
Deferred cost	3,778	3,012
Prepaid and other current assets	2,077	1,203

Total current assets	174,525	71,469
Property and equipment, net	14,664	5,988
Deferred cost, non-current	251	747
Other non-current assets	156	357

Total assets	$189,596	$78,561

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Line of credit	$4,000	$5,830
Accounts payable	12,123	7,957
Accrued liabilities	16,837	11,494
Deferred revenue	26,051	15,018
Accrued warranty	3,371	3,212
Current portion of notes payable	883	1,602

Total current liabilities	63,265	45,113
Long-term portion of notes payable	—	860
Accrued warranty, non-current	2,813	2,336
Deferred revenue, non-current	5,945	4,184
Other long-term liabilities	1,173	995

Total liabilities	73,196	53,488

Redeemable convertible preferred stock	—	94,343
Stockholders’ equity (deficit)	116,400	(69,270)

Total liabilities redeemable convertible preferred stock and stockholders’ equity (deficit)	$189,596	$78,561

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Years Ended March 31,
	2008	2007	2008	2007
Revenue:
Product	$32,824	$11,268	$111,683	$64,977
Support	2,643	388	6,335	1,191

Total revenue	35,467	11,656	118,018	66,168
Cost of revenue:
Product	11,802	4,480	39,439	23,644
Support	746	83	1,545	228

Total cost of revenue (1)	12,548	4,563	40,984	23,872

Gross profit	22,919	7,093	77,034	42,296
Operating expenses:
Research and development (1)	9,035	8,244	34,071	24,519
Sales and marketing (1)	13,128	8,883	45,283	28,096
General and administrative (1)	3,126	1,880	9,676	6,104

Total operating expenses	25,289	19,007	89,030	58,719

Loss from operations	(2,370)	(11,914)	(11,996)	(16,423)
Interest and other income, net	1,250	243	2,058	1,010

Loss before provision for income taxes	(1,120)	(11,671)	(9,938)	(15,413)
Provision for income taxes	(52)	(22)	(158)	(72)

Net loss	$(1,172)	$(11,693)	$(10,096)	$(15,485)

Net loss per common share	$(0.02)	$(0.65)	$(0.30)	$(0.87)

Shares used to compute basic and diluted net loss per common share	60,048	18,024	34,141	17,746

(1) Includes stock-based compensation as follows:
Cost of revenues	49	45	188	160
Research and development	438	142	1,262	591
Sales and marketing	497	119	1,397	439
General and administrative	248	118	777	577

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Years Ended March 31,
	2008	2007	2008	2007
GAAP operating loss	$(2,370)	$(11,914)	$(11,996)	$(16,423)
Plus:
Stock-based compensation	1,232	424	3,624	1,767

Non-GAAP operating loss	$(1,138)	$(11,490)	$(8,372)	$(14,656)

GAAP net loss	$(1,172)	$(11,693)	$(10,096)	$(15,485)
Plus:
Stock-based compensation	1,232	424	3,624	1,767

Non-GAAP net income (loss)	$60	$(11,269)	$(6,472)	$(13,718)

GAAP net loss per common share basic and diluted	$(0.02)	$(0.65)	$(0.30)	$(0.87)
Plus:
Stock-based compensation	0.02	0.02	0.11	0.10

Non-GAAP net income (loss) per common share basic	$0.00	$(0.63)	$(0.19)	$(0.77)

Non-GAAP net income (loss) per common share diluted	$0.00	$(0.63)	$(0.19)	$(0.77)

Shares used in computing basic non-GAAP net income (loss) per common share	60,048	18,024	34,141	17,746

Shares used in computing diluted non-GAAP net income (loss) per common share	63,308	18,024	34,141	17,746